Exhibit 4.1

See Restrictive Legends on Reverse Side of Certificate

Incorporated Under the Laws of the

State of Delaware

**P- **	**	**

DICERNA PHARMACEUTICALS, INC.

Redeemable Convertible Preferred Stock

THIS CERTIFIES THAT                      is the owner of                                 (             ) shares of the REDEEMABLE CONVERTIBLE PREFERRED STOCK of

DICERNA PHARMACEUTICALS, INC.

transferable only on the records of the corporation upon surrender of this certificate, properly endorsed or assigned.

This certificate and the shares it represents are subject to the provisions of the Certificate of Incorporation and the Bylaws of the corporation, and any amendments thereto, as well as the restrictive legends on the back of this certificate, to all of which the holder of this certificate, by acceptance hereof, assents. Upon request, stockholders may obtain free of charge from the corporation’s principal office a statement describing the preferences, limitations and relative rights granted to or imposed upon each class or series of shares or upon the holders of such shares.

IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed this          day of                 ,                 .

Secretary	Chief Executive Officer

FOR VALUE RECEIVED, the undersigned,                      , hereby sell(s), assign(s) and transfer(s) unto                 ,                     Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                     Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:

In the Presence Of:
(Witness)	(Stockholder)

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatsoever.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.